                                                              EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an Application to Determine Eligibility of a Trustee
                        Pursuant to Section 305 (b) (2) x
                                                        --

                               FLEET NATIONAL BANK
               (Exact name of trustee as specified in its charter)

                               U.S. NATIONAL BANK
                 (Jurisdiction of incorporation or organization
                          if not a U.S. national bank)

                                   04-0317415
                      (I.R.S. employer identification no.)

                111 Westminster Street, Providence, Rhode Island
                 02903 (Address of trustee's principal executive
                               offices) (Zip code)

                                 Not Applicable
            (Name, address and telephone number of agent for service)

                                    Meditrust

               (Exact name of obligor as specified in its charter)

Massachusetts                                               04-6532031
(State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification no.)

197 First Avenue
Needham, Massachusetts                                          02194
(Address of principal executive offices)                     (Zip code)

                                 DEBT SECURITIES
                       (Title of the indenture securities)

Item 1.      General Information.

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

                            Comptroller of the Currency, Washington, D.C.

                            Board of Governors of the Federal Reserve
                            System, Washington, D.C.

                            Federal Deposit Insurance Corporation,
                            Washington, D.C.

             (b) Whether it is authorized to exercise corporate trust powers.

                            Yes.

Item 2.      Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

                              None.

             Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, and 15 have been omitted pursuant to General Instruction B.

ItemList of Exhibits.

             List below all exhibits filed as part of this statement of eligibility and qualification.

    1.* A copy of the certificate of authority to the trustee to commence business. (See Exhibit T-1 (Item 12),
             Registration Statement No. 33-43903)

    2. A copy of the authorization of the trustee to exercise corporate trust powers.

    3. A copy of the articles of association of the trustee as now in effect.

    4.       A copy of the bylaws of the trustee as now in effect.

    5.       Not applicable.

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    6.       Consent of the trustee required by Section 321(b) of the
             Trust Indenture Act of 1939.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

      * The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

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                                      NOTES

    1. Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answers to said Item is based on incomplete information.

    2. Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Fleet National Bank, a national banking association incorporated and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized all in the City of Providence, and State of Rhode Island on the 6th day of March, 1996.

                                       FLEET NATIONAL BANK

                                       By:/s/ Christopher J. Lembo
                                          -----------------------------------
                                          Name: Christopher J. Lembo
                                          Title:  Trust Officer

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                                    EXHIBIT 2

                              AUTHORIZATION LETTER

-------------------------------------------------------------------------------
COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS
-------------------------------------------------------------------------------


Washington, D.C. 20219

                                   CERTIFICATE

I, Eugene A. Ludwig, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. "Fleet National Bank", Providence, Rhode Island, (Charter No. 1302), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this

Certificate.

                                            IN TESTIMONY WHEREOF, I have
                                            hereunto subscribed my name and
                                            caused my seal of office to be
                                            affixed to these presents at the
                                            Treasury Department, in the City of
                                            Washington and District of Columbia,
                                            this 18th day of January, 1996.

                                            /s/ Eugene A. Ludwig
                                            Comptroller of the Currency

                                EXHIBITS 3 AND 4

                            ARTICLES OF ASSOCIATION
                                      AND
                                    BY-LAWS

                               FLEET NATIONAL BANK

         I, Marc C. Leslie, Assistant Secretary of Fleet National Bank, certify that attached hereto are true and exact copies of the Articles of Association and The Bylaws of Fleet National Bank, and that such Articles of Association and Bylaws are now in full force and effect.

         IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the Association, this 8th day of March, 1996.

                                             /s/ Marc C. Leslie
                                             --------------------------------
                                             Marc C. Leslie

                                                                          [SEAL]

                             ARTICLES OF ASSOCIATION

                                       OF

                               FLEET NATIONAL BANK

         FIRST:  The title of this Association shall be Fleet National Bank.

         SECOND: The Main Office of this Association shall be located in the City of Providence, County of Providence, State of Rhode Island. Its general business, and its operations of discount and deposit, shall be conducted at its Main Office and its legally established branches.

         THIRD: The Board of Directors of this Association shall consist of such number of its shareholders, not less than five (5) nor more than twenty-five
(25), as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled, or determined by the Board of Directors as hereinafter provided. A majority of the Board of Directors shall constitute a quorum for the transaction of business.

         The Board of Directors shall, if the shareholders at any meeting for the election of Directors have determined a number of Directors less than twenty-five, have the power, by affirmative vote of the majority of all the Directors, to increase such number of Directors to not more than twenty-five and to elect Directors to fill the resulting vacancies and to serve until the next annual meeting of shareholders or the next election of Directors; provided, however, that the number of Directors shall not be so increased by more than two if the number last determined by shareholders was fifteen or less, or increased by more than four if the number last determined by shareholders was sixteen or more.

         FOURTH: The regular annual meeting of shareholders of this Association for the election of Directors, and the transaction of whatever other business may be brought before such meeting, shall be held at its Main Office or such place as the Board of Directors may designate, on such day of each year as is specified therefor in the by-laws; but if no such election shall be held on that day, it may be held on any subsequent day, in accordance with the provisions of law.

         At any annual or special meeting held for the election of Directors, no person may be nominated for election as a director unless notice of intention to nominate such person shall have been given in such manner and to the extent provided in the by-laws of the Association.

         FIFTH: The amount of capital stock which this Association shall have authority to issue is Sixteen Million. One Hundred Ninety Thousand Dollars ($16,190,000), divided into 1,619,000 shares of common stock of the par value of Ten Dollars ($10) each; but the capital stock may be increased or decreased from time to time in accordance with the provisions of law.

         No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued and sold, other than such, if any, as the Board of Directors in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated or convertible into stock of the Association, without the approval of the shareholders. The Board of Directors may determine all terms and conditions of such obligations and the method and terms of issue and sale thereof.

         SIXTH: The Board of Directors shall appoint one of its members President of this Association who shall be Chairman of the Board, but the Board of Directors may appoint a Director in lieu of the President to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents, a Cashier and such other officers and employees as may be required to transact the business of this Association.

         The Board of Directors shall have the powers to define the duties of the officers and employees of the Association: to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which Directors shall be elected or appointed, and to appoint judges of the election; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all by-laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

         The Board of Directors, with the approval of the Comptroller of the Currency, shall have the power to change the location of the Main Office of this Association within the limitations of 12 U.S.C. 30, but in the event of a national emergency, temporary necessary quarters may be established at such location as the officer, director, or employee then conducting the affairs of the office deems appropriate. The Board of Directors shall also have the power to discontinue the operation of any branch, and to change the location of any branch, subject to the limitations provided by law.

         SEVENTH: The Association shall have the succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

         EIGHTH: The President or Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than twenty-five per centum of the stock of this Association, may call a special meeting of shareholders at any time; provided, however, that, unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first class mail, postage prepaid, to all shareholders of record at their respective addresses as shown upon the books of the Association.

       NINTH: Except as otherwise provided in section 7.5217(b) of the United States Code of Federal Regulations ("CFR") or other applicable regulation in effect from time to time, each person who at any time is, or shall have been, a director, officer, employee or agent of the Association, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Association, or is or has served at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the full extent permitted under section 7-1.1-4.1 of the Rhode Island General Laws, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee or agent may be, or may become, entitled pursuant to applicable law or regulation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Association may purchase insurance and pay the premiums thereon as provided in said section 7- 1.1-4.1, except as otherwise provided in section 7.5217(d) of CFR or other applicable regulation in effect from time to time.

       The Association, recognizing that certain actions may be conducted over a prolonged period of time, may advance funds to an officer, director, employee or agent for expenses and attorney fees. All Advances shall be subject to reimbursement if a final order is entered in the action assessing civil money penalties or requiring payments to the Association. Before the Association makes any advances, however, the Board of Directors shall determine, in writing, that all the following conditions are met:

       1. The officer, director, employee has a substantial likelihood of prevailing on the merits;

       2. In the event the officer, director, employee does not prevail, he or she will have the financial capability to reimburse the Association; and

       3. Payment of expenses by the Association will not adversely affect the Association's safety and soundness.

       If the Board of Directors at any time believe or should reasonably believe that any of the above conditions are no longer met, the Association shall cease paying such expenses or premiums. The Board of Directors shall enter into a written agreement with the director, officer or employee specifying the conditions under which he or she will be required to reimburse the Association. Said agreement shall require reimbursement for expenses already paid if and to the extent the Board of Directors finds that the director, officer or employee willfully misrepresented factors relative to the Board's determination of conditions 1 or 2, or if a final order is entered in the action assessing civil money penalties or requiring payments.

       TENTH: These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, or of the holders of such greater amount as may be required by law.

     As adopted at Meeting of the Board of Directors held December 15, 1995.

                         AMENDED AND RESTATED BY-LAWS OF

                               FLEET NATIONAL BANK

                                    ARTICLE I

                            Meetings of Shareholders

         Section 1. Annual Meeting. The regular annual meeting of the shareholders for the election of Directors and the transaction of any other business that may properly come before the meeting shall be held at the Main Office of the Association, or such other place as the Board of Directors may designate, on the fourth Thursday of April in each year at 1:15 o'clock in the afternoon unless some other hour of such day is fixed by the Board of Directors.

         If, from any cause, an election of Directors is not made on such day, the Board of Directors shall order the election to be held on some subsequent day, of which special notice shall be given in accordance with the provisions of law, and of these bylaws.

         Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the President, or any shareholders owning not less than twenty-five percent (25%) of the stock of the Association.

         Section 3. Notice of Meetings of Shareholders. Except as otherwise provided by law, notice of the time and place of annual or special meetings of the shareholders shall be mailed, postage prepaid, at least ten (10) days before the date of the meeting to each shareholder of record entitled to vote thereat at this address as shown upon the books of the Association; but any failure to mail such notice to any shareholder or any irregularity therein, shall not affect the validity of such meeting or of any of the proceedings thereat. Notice of a special meeting shall also state the purpose of the meeting.

         Section 4. Quorum; Adjourned Meetings. Unless otherwise provided by law, a quorum for the transaction of business at every meeting of the shareholders shall consist of not less than two-fifths (2/5) of the outstanding capital stock represented in person or by proxy; less than such quorum may adjourn the meeting to a future time. No notice need be given of an adjourned annual or special meeting of the shareholders if the adjournment be to a definite place and time.

         Section 5. Votes and Proxies. At every meeting of the shareholders, each share of the capital stock shall be entitled to one vote except as otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association or these

By-laws. Shareholders may vote by proxies duly authorized in writing and filed with the Cashier, but not officer, clerk, teller or bookkeeper of the Association may act as a proxy.

         Section 6. Nominations to Board of Directors. At any meeting of shareholders held for the election of Directors, nominations for election to the Board of Directors may be made, subject to the provisions of this section, by any shareholder of record of any outstanding class of stock of the Association entitled to vote for the election of Directors. No person other than those whose names are stated as proposed nominees in the proxy statement accompanying the notice of the, meeting may be nominated at such meeting unless a shareholder shall have given to the President of the Association and to the Comptroller of the Currency, Washington, DC written notice of intention to nominate such other person mailed by certified mail or delivered not less than fourteen (14) days nor more than fifty (50) days prior to the meeting of shareholders at which such nomination is to be made; provided, however, that if less than twenty-one (21) days' notice of such meeting is given to shareholders, such notice of intention to nominate shall be mailed by certified mail or delivered to said President and said Comptroller on or before the seventh day following the day on which the notice of such meeting was mailed. Such notice of intention to nominate shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee;
(d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. In the event such notice is given, the proposed nominee may be nominated either by the shareholder giving such notice or by any other shareholder present at the meeting at which such nomination is to be made. Such notice may contain the names of more than one proposed nominee, and if more than one is named, any one or more of those named may be nominated.

         Section 7. Action Taken Without a Shareholder Meeting. Any action requiring shareholder approval or consent may be taken without a meeting and without notice of such meeting by written consent of the shareholders.

                                   ARTICLE II

                                    Directors

         Section 1. Number. The Board of Directors shall consist of such number of shareholders, not less than five (5) nor more than twenty-five (25), as from time to time shall be determined by a majority of the votes to which all of its shareholders are at the time entitled, or by the Board of Directors as hereinafter provided.

         Section 2. Mandatory Retirement for Directors. No person shall be elected a director who has attained the age of 68 and no person shall continue to serve as a director after the date of the first meeting of the stockholders of the Association held on or after the date on which such person attains the age of 68; provided, however, that any director serving on the Board as of December 15, 1995 who has attained the age of 65 on or prior to such date shall be permitted to continue to serve as a director until the date of the first meeting of the stockholders of the Association held on or after the date on which such person attains the age of 70.

         Section 3. General Powers. The Board of Directors shall exercise all the corporate powers of the Association, except as expressly limited by law, and shall have the control, management, direction and disposition of all its property and affairs.

         Section 4. Annual Meeting. Immediately following a meeting of shareholders held for the election of Directors, the Cashier shall notify the directors-elect who may be present of their election and they shall then hold a meeting at the Main Office of the Association, or such other place as the Board of Directors may designate, for the purpose of taking their oaths, organizing the new Board, electing officers and transacting any other business that may come before such meeting.

         Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held without notice at the Main Office of the Association, or such other place as the Board of Directors may designate, at such dates and times as the Board shall determine. If the day designated for a regular meeting falls on a legal holiday, the meeting shall be held on the next business day.

         Section 6. Special Meetings. A special meeting of the Board of Directors may be called at any time upon the written request of the Chairman of the Board, the President, or of two Directors, stating the purpose of the meeting. Notice of the time and place shall be given not later than the day before the date of the meeting, by mailing a notice to each Director at his last known address, by delivering such notice to him personally, or by telephoning.

         Section 7. Quorum; Votes. A majority of the Board of Directors at the time holding office shall constitute a quorum for the transaction of all business, except when otherwise provided by law, but less than a quorum may adjourn a meeting from time to time, and the meeting may be held, as adjourned, without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Board of Directors.

         Section 8. Action by Directors Without a Meeting. Any action requiring Director approval or consent may be taken without a meeting and without notice of such meeting by written consent of all the Directors.

         Section 9. Telephonic Participation in Directors' Meetings. A Director or member of a Committee of the Board of Directors may participate in a meeting of the Board or of such Committee may participate in a meeting of the Board or of such Committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to bear one another, and participation in such a meeting shall constitute presence in person at such a meeting.

         Section 10. Vacancies. Vacancies in the Board of Directors may be filled by the remaining members of the Board at any regular or special meeting of the Board.

         Section 11. Interim Appointments. The Board of Directors shall, if the shareholders at any meeting for the election of Directors have determined a number of Directors less than twenty-five (25), have the power, by affirmative vote of the majority of all the Directors, to increase such number of Directors to not more than twenty-five (25) and to elect Directors to fill the resulting vacancies and to serve until the next annual meeting of shareholders or the next election of Directors; provided, however, that the number of Directors shall not be so increased by more than two (2) if the number last determined by shareholders was fifteen (15) or less, or increased by more than four (4) if the number last determined by shareholders was sixteen (16) or more.

         Section 12. Fees. The Board of Directors shall fix the amount and direct the payment of fees which shall be paid to each Director for attendance at any meeting of the Board of Directors or of any Committees of the Board.

                                   ARTICLE III

                             Committees of the Board

         Section 1. Executive Committee. The Board of Directors shall appoint from its members an Executive Committee which shall consist of such number of persons as the Board of Directors shall determine; the Chairman of the Board and the President shall be members ex-officio of the Executive Committee with full voting power. The Chairman of the Board or the President may from time to time appoint from the Board of Directors as temporary additional members of the Executive Committee, with full voting powers, not more than two members to serve for such periods as the Chairman of the Board or the President may determine. The Board of Directors shall designate a member of the Executive Committee to serve as Chairman thereof. A meeting of the Executive Committee may be called at any time upon the written request of the Chairman of the Board, the President, or the Chairman of the Executive Committee, stating the purpose of the meeting. Not less than twenty-four hours' notice of said meeting shall be given to each member of the Committee personally, by telephoning, or by mail. The Chairman of the Executive Committee or, in his absence, a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee.

         The Executive Committee shall possess and may exercise all the powers of the Board when the Board is not in session except such as the Board, only, by law, is authorized to exercise; it shall keep minutes of its acts and proceedings and cause same to be presented and reported at every regular meeting and at any special meeting of the Board including specifically, all its actions relating to loans and discounts.

         All acts done and powers and authority conferred by the Executive Committee, from time to time, within the scope of its authority, shall be deemed to be, and may be certified as being, the acts of and under the authority of the Board.

         Section 2. Risk Management Committee. The Board shall appoint from its members a Risk Management Committee which shall consist of such number as the Board shall determine. The Board shall designate a member of the Risk Management Committee to serve as Chairman thereof. It shall be the duty of the Risk Management Committee to (a) serve as the channel of communication with management and the Board of Directors of Fleet Financial Group, Inc. to assure that formal processes supported by management information systems are in place for the identification, evaluation and management of significant risks inherent in or associated with lending activities, the loan portfolio, asset-liability management, the investment portfolio, trust and investment advisory activities, the sale of nondeposit investment products and new products and services and such additional activities or functions as the Board may determine from time to time; (b) assure the formulation and adoption of policies approved by the Risk Management Committee or Board governing lending activities, management of the loan portfolio, the maintenance of an adequate allowance for loan and lease losses, asset-liability management, the investment portfolio, the retail sale of nondeposit investment products, new products and services and such additional activities or functions as the Board may determine from time to time; (c) assure that a comprehensive independent loan review program is in place for the early detection of problem loans and review significant reports of the loan review department, management's responses to those reports and the risk attributed to unresolved issues; (d) subject to control of the Board, exercise general supervision over trust activities, the investment of trust funds, the disposition of trust investments and the acceptance of new trusts and the terms of such acceptance; and (e) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

         Section 3. Audit Committee. The Board shall appoint from its members an Audit Committee which shall consist of such number as the Board shall determine, no one of whom shall be an active officer or employee of the Association or Fleet Financial Group, Inc. or any of its affiliates. In addition, members of the Audit Committee must not (i) have served as an officer or employee of the Association or any of its affiliates at any time during the year prior to their appointment; or (ii) own, control, or have owned or controlled at any time during the year prior to appointment, ten percent (10%) or more of any outstanding class of voting securities of the Association. At least two (2) members of the Audit Committee must have significant executive, professional, educational or regulatory experience in financial, auditing, accounting, or banking matters. No member of the Audit Committee may have significant direct or indirect credit or other relationships with the Association, the termination of which would materially adversely affect the Association's financial condition or results of operations.

         The Board shall designate a member of the Audit Committee to serve as Chairman thereof. It shall be the duty of the Audit Committee to (a) cause a continuous audit and examination to be made on its behalf into the affairs of the Association and to review the results of such examination; (b) review significant reports of the internal auditing department, management's responses to those reports and the risk attributed to unresolved issues; (c) review the basis for the reports issued under Section 112 of The Federal Deposit Insurance Corporation Improvement Act of 1991; (d) consider, in consultation with the independent auditor and an internal auditing executive, the adequacy of the Association's internal controls, including the resolution of identified material weaknesses and reportable conditions; (e) review regulatory communications received from any federal or state agency with supervisory jurisdiction or other examining authority and monitor any needed corrective action by management; (f) ensure that a formal system of internal controls is in place for maintaining compliance with laws and regulations; (g) cause an audit of the Trust Department at least once during each calendar year and within 15 months of the last such audit or, in lieu thereof, adopt a continuous audit system and report to the Board each calendar year and within 15 months of the previous report on the performance of such audit function; and (h) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

         The Audit Committee may consult with internal counsel and retain its own outside counsel without approval (prior or otherwise) from the Board or management and obligate the Association to pay the fees of such counsel.

         Section 4. Community Affairs Committee. The Board shall appoint from its members a Community Affairs Committee which shall consist of such number as the Board shall determine. The Board shall designate a member of the Community Affairs Committee to serve as Chairman thereof. It shall be the duty of the Community Affairs Committee to (a) oversee compliance by the Association with the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder; and (b) perform such additional duties and exercise such additional powers of the Board as the Board may determine from time to time.

         Section 5. Regular Meetings. Except for the Executive Committee which shall meet on an ad hoc basis as set forth in Section I of this Article, regular meetings of the Committees of the Board of Directors shall be held, without notice, at such time and place as the Committee or the Board of Directors may appoint and as often as the business of the Association may require.

         Section 6. Special Meetings. A Special Meeting of any of the Committees of the Board of Directors may be called upon the written request of the Chairman of the Board or the President, or of any two members of the respective Committee, stating the purpose of the meeting. Not less than twenty-four hours' notice of such special meeting shall be given to each member of the Committee personally, by telephoning, or by mail.

         Section 7. Emergency Meetings. An Emergency Meeting of any of the Committees of the Board of Directors may be called at the request of the Chairman of the Board or the President, who shall state that an emergency exists, upon not less than one hour's notice to each member of the Committee personally or by telephoning.

         Section 8. Action Taken Without a Committee Meeting. Any Committee of the Board of Directors may take action without a meeting and without notice of such meeting by resolution assented to in writing by all members of such Committee.

         Section 9. Quorum. A majority of a Committee of the Board of Directors shall constitute a quorum for the transaction of any business at any meeting of such Committee. If a quorum is not available, the Chairman of the Board or the President shall have power to make temporary appointments to a Committee of-members of the Board of Directors, to act in the place and stead of members who temporarily cannot attend any such meeting; provided, however, that any temporary appointment to the Audit Committee must meet the requirements for members of that Committee set forth in Section 3 of this Article.

         Section 10. Record. The Committees of the Board of Directors shall keep a record of their respective meetings and proceedings which shall be presented at the regular meeting of the Board of Directors held in the calendar month next following the meetings of the Committees. If there is no regular Board of Directors meeting held in the calendar month next following the meeting of a Committee, then such Committee's records shall be presented at the next regular Board of Directors meeting held in a month subsequent to such Committee meeting.

         Section 11. Changes and Vacancies. The Board of Directors shall have power to change the members of any Committee at any time and to fill vacancies on any Committee; provided, however, that any newly appointed member of the Audit Committee must meet the requirements for members of that Committee set forth in Section 3 of this Article.

         Section 12. Other Committees. The Board of Directors may appoint, from time to time, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV

                          Waiver of Notice of Meetings

         Section 1. Waiver. Whenever notice is required to be given to any shareholder, Director, or member of a Committee of the Board of Directors, such notice may be waived in writing either before or after such meeting by any shareholder, Director or Committee member respectively, as the case may be, who may be entitled to such notice; and such notice will be deemed to be waived by attendance at any such meeting.

                                    ARTICLE V

                               Officers and Agents

         Section 1. Officers. The Board shall appoint a Chairman of the Board and a President, and shall have the power to appoint one or more Executive Vice Presidents, one or more Senior Vice presidents, one or more Vice Presidents, a Cashier, a Secretary, an auditor, a Controller, one or more Trust Officers and-such other officers as are deemed necessary or desirable for the proper transaction of business of the Association. The Chairman of the Board and the President shall be appointed from members of the Board of Directors. Any two or more offices, except those of President and Cashier or Secretary, may be held by the same person. The Board may, from time to time, by resolution passed by a majority of the entire Board, designate one or more officers of the Association or of an affiliate or of Fleet Financial Group, Inc. with power to appoint one or more Vice Presidents and such other officers of the Association below the level of Vice President as the officer or officers designated in such resolution deem necessary or desirable for the proper transaction of the business of the Association.

         Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. Subject to definition by the Board of Directors, he shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

         Section 3. President. The President shall preside at all meetings of the Board of Directors if there be no Chairman or if the Chairman be absent. Subject to definition by the Board of Directors, he shall have general executive powers and such specific powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

         Section 4. Cashier and Secretary. The Cashier shall be the Secretary of the Board and of the Executive Committee, and shall keep accurate minutes of their meetings and of all meetings of the shareholders. He shall attend to the giving of all notices required by these Bylaws. He shall be custodian of the corporate sea], records, documents and papers of the Association. He shall have such powers and perform such duties as pertain by law or regulation to the office of Cashier, or as are imposed by these By-laws, or as may be delegated to him from time to time by the Board of Directors, the Chairman of the Board or the President.

         Section 5. Auditor. The Auditor shall be the chief auditing officer of the Association. He shall continuously examine the affairs of the Association and from time to time shall report to the Board of Directors. He shall have such powers and perform such duties as are conferred upon, or assigned to him by these By-laws, or as may be delegated to him from time to time by the Board of Directors.

         Section 6. Officers Seriatim. The Board of Directors shall designate from time to time not less than two officers who shall in the absence or disability of the Chairman or President or both, succeed seriatim to the duties and responsibilities of the Chairman and President respectively.

         Section 7. Clerks and Agents. The Board of Directors may appoint, from time to time, such clerks, agents and employees as it may deem advisable for the prompt and orderly transaction of the business of the Association, define their duties, fix the salaries to be paid them and dismiss them. Subject to the authority of the Board of Directors, the Chairman of the Board or the President, or any other officer of the Association authorized by either of them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

         Section 8. Tenure. The Chairman of the Board of Directors and the President shall, except in the case of death, resignation, retirement or disqualification under these By-laws, or unless removed by the affirmative vote of at least two-thirds of all of the members of the Board of Directors, hold office for the term of one year or until their respective successors are appointed. Either of such officers appointed to fill a vacancy occurring in an unexpired term shall serve for such unexpired term of such vacancy. All other officers, clerks, agents, attorneys-in-fact and employees of the Association shall bold office during the pleasure of the Board of Directors or of the officer or committee appointing them respectively.

                                   ARTICLE VI

                                Trust Department

         Section 1. General Powers and Duties. All fiduciary powers of the Association shall be exercised through the Trust Department, subject to such regulations as the Comptroller of the Currency shall from time to time establish. The Trust Department shall be placed under the management and immediate supervision of an officer or officers appointed by the Board of Directors. The duties of all officers of the Trust Department shall be to cause the policies and instructions of the Board and the Risk Management Committee with respect to the trusts under their supervision to be carried out, and to supervise the due performance of the trusts and agencies entrusted to the Association and under their supervision, in accordance with law and in accordance with the terms of such trusts and agencies.

                                   ARTICLE VII

                                 Branch Offices

         Section 1. Establishment. The Board of Directors shall have full power to establish, to discontinue, or, from time to time, to change the location of any branch office, subject to such limitations as may be provided by law.

         Section 2. Supervision and Control. Subject to the general supervision and control of the Board of Directors, the affairs of branch offices shall be under the immediate supervision and control of the President or of such other officer or officers, employee or employees, or other individuals as the Board of Directors may from time to time determine, with such powers and duties as the Board of Directors may confer upon or assign to him or them.

                                  ARTICLE VIII

                                Signature Powers

         Section 1. Authorization. The power of officers, employees, agents and attorneys to sign on behalf of and to affix the seal of the Association shall be prescribed by the Board of Directors or by the Executive Committee or by both; provided that the President is authorized to restrict such power of any officer, employee, agent or attorney to the business of a specific department or departments, or to a specific branch office or branch offices. Facsimile signatures may be authorized.

                                   ARTICLE IX

                        Stock Certificates and Transfers

         Section 1. Stock Records. The Trust Department shall have the custody of the stock certificate books and stock ledgers of the Association, and shall make all transfers of stock, issue certificates thereof and disburse dividends declared thereon.

         Section 2. Form of Certificate. Every shareholder shall be entitled to a certificate conforming to the requirements of law and otherwise in such form as the Board of Directors may approve. The certificates shall state on the face thereof that the stock is transferable only on the books of the Association and shall be signed by such officers as may be prescribed from time to time by the Board of Directors or Executive Committee. Facsimile signatures may be authorized.

         Section 3. Transfers of Stock. Transfers of stock shall be made only on the books of the Association by the holder in person, or by attorney duly authorized in writing, upon surrender of the certificate therefor properly endorsed, or upon the surrender of such certificate accompanied by a properly executed written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby.

         Section 4. Lost Certificate. The Board of Directors or Executive Committee may order a new certificate to be issued in place of a certificate lost or destroyed, upon proof of such loss or destruction and upon tender to the Association by the shareholder, of a bond in such amount and with or without surety, as may be ordered, indemnifying the Association against all liability, loss, cost and damage by reason of such loss or destruction and the issuance of a new certificate.

         Section 5. Closing Transfer Books. The Board of Directors may close the transfer books for a period not exceeding thirty days preceding any regular or special meeting of the shareholders, or the day designated for the payment of a dividend or the allotment of rights. In lieu of closing the transfer books the Board of Directors may fix a day and hour not more than thirty days prior to the day of holding any meeting of the shareholders, or the day designated for the payment of a dividend, or the day designated for the allotment of rights, or the day when any change of conversion or exchange of capital stock is to go into effect, as the day as of which shareholders entitled to notice of and to vote at such meetings or entitled to such dividend or to such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, shall be determined, and only such shareholders as shall be shareholders of record on the day and hour so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be.

                                    ARTICLE X

                               The Corporate Seal

         Section 1. Seal. The following is an impression of the sea] of the Association adopted by the Board of Directors.

                                   ARTICLE XI

                                 Business Hours

         Section 1. Business Hours. The main office of this Association and each branch office thereof shall be open for business each day, except Saturdays, Sundays and days recognized by the laws of the State of Rhode Island as legal holidays, for such hours as the President, or such other officer as the Board of Directors shall from time to time designate, may determine as to each office to conform to local custom and convenience, provided that any one or more of the main and branch offices or certain departments thereof may be open for such hours as the President, or such other officer as the Board of Directors shall from time to time designate, may determine as to each office or department on any legal holiday on which work is not prohibited by law, and provided further that any one or more of the main and branch offices or certain departments thereof may be ordered closed or open on any day for such hours as to each office or department as the President, or such other officer as the Board of Directors shall from time to time designate, subject to applicable laws and regulations, may determine when such action may be required by reason of disaster or other emergency condition.

                                   ARTICLE IX

                               Changes in By-laws

         Section 1. Amendments. These By-laws may be amended upon vote of a majority of the entire Board of Directors at any meeting of the Board, provided ten (10) days' notice of the proposed amendment has been given to each member of the Board of Directors. No amendment may be made unless the By-law, as amended, is consistent with the requirements of law and of the Articles of Association. These By-laws may also be amended by the Association's shareholders.

                                    EXHIBIT 6

                               CONSENT OF TRUSTEE

    Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939 in connection with the DEBT SECURITIES of MEDITRUST, Fleet National Bank hereby consents that reports of examinations of Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                                FLEET NATIONAL BANK

                                                By:/s/ Christopher J. Lembo
                                                -----------------------------
                                                   Name: Christopher J. Lembo
                                                   Title:  Trust Officer

Dated:  March 6, 1996

                                   EXHIBIT 7

                              REPORT OF CONDITION


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC -- BALANCE SHEET                                                        C400

----------------------------
                                        Dollar Amounts in Thousands|         RCFD Bil Mil Thou|
-----------------------------------------------------------------------------------------------
                                                                   |//////////////////////////|
ASSETS                                                             |//////////////////////////|
1. Cash and balances due from depository institutions (from        |//////////////////////////|
   Schedule RC-A):                                                 |//////////////////////////|
   a. Noninterest-bearing balances and currency and coin (1).......|0081               358,459|1.a.
   b. Interest-bearing balances (2)................................|0071                 3,320|1.b.
2. Securities:                                                     |//////////////////////////|
   a. Held-to-maturity securities (from Schedule RC-B, Column A)...|1754                20,546|2.a.
   b. Available-for-sale securities (from Schedule RC-B, Column D).|1773             2,469,183|2.b.
3. Federal funds sold and securities purchased under agreements to |//////////////////////////|
   resell in domestic offices of the bank and of its Edge and      |//////////////////////////|
   Agreement subsidiaries, and in IBFs:                            |//////////////////////////|
   a. Federal funds sold...........................................|0276               153,076|3.a.
   b. Securities purchased under agreements to resell..............|0277                     0|3.b.
4. Loans and Lease financing receivables:  -------------------------//////////////////////////|
   a. Loans and Leases, net of unearned    | RCFD 2122  8,271,047  |//////////////////////////|
      income (from Schedule RC-C)..........|                       |//////////////////////////|
   b. LESS:  Allowance for Loan and Lease  | RCFD 3123    204,291  |//////////////////////////|
      Losses...............................|                       |//////////////////////////|
   c. LESS:  Allocated transfer risk       | RCFD 3128          0  |//////////////////////////|
      reserve..............................-------------------------//////////////////////////|
   d. Loans and Leases, net of unearned income,                    |//////////////////////////|
      allowance, and reserve (item 4.a minus 4.b and 4.c)..........|2125             8,066,756|4.d.
5. Assets held in trading accounts.................................|2146                     0|5.
6. Premises and fixed assets (including capitalized Leases)........|2145                67,926|6.
7. Other real estate owned (from Schedule RC-M)....................|2150                23,663|7.
8. Investments in unconsolidated subsidiaries and associated       |//////////////////////////|
   companies (from Schedule RC-M)..................................|2130                 2,391|8.
9. Customers' Liability to this bank on acceptances outstanding....|2155                    82|9.
10.Intangible assets (from Schedule RC-M)..........................|2143               143,711| 10.
11.Other assets (from Schedule RC-F)...............................|2160               383,917|11.
12.Total assets (sum of items 1 through 11)........................|2170            11,693,030|12.
                                                                   ----------------------------

--------------------
(1) Includes cash items in process of collection and unposed debit .
(2) Includes time certificates of deposit not held in trading accounts.

                                                                   ----------------------------
                                        Dollar Amounts in Thousands| //////////// Bil Mil Thou|
-----------------------------------------------------------------------------------------------
LIABILITIES                                                        |//////////////////////////|
13. Deposits:                                                      |///////////////////////// |
a.In domestic offices (sum of totals of columns A & C from Schedule|                          |
  RC-E, part 1)....                                                |RCON 2200        4,826,671|13.a
  (1) Noninterest-bearing(1) ..........  RCON 6631      963,664    |//////////////////////////|13.a(1)
  (2) Interest-bearing................   RCON 6636    3,863,007    |//////////////////////////|13.a(2)
b.In foreign offices, Edge and Apartment subsidiaries, and IBFs    |//////////////////////////|
  (from Schedule RC-E, part II).................................. .|RCFN 2200        1,498,447|13.b
  (1) Noninterest-bearing.............. RCFN 6631       120,597    |//////////////////////////|13.b(1)
  (2) Interest-bearing................. RCFN 6636     1,377,850    |//////////////////////////|13.b(2)
14. Federal funds purchased and securities sold under agreements to|//////////////////////////|
    repurchase in domestic offices of the bank and of its Edge and |//////////////////////////|
    Agreement subsidiaries, and in IBFs:                           |//////////////////////////|
    (a) Federal funds purchased....................................|RCFD 0278        1,300,908|14.a
    (b) Securities sold under agreement to repurchase..............|RCFD 0279        1,225,392|14.b
15. a. Demand notes issued to the U.S. Treasury....................|RCON 2840           73,584|15.a
    b. Trading Liabilities (from Scedule RC-D)..................... RCFD 3548                0| 15.b
16. Other borrowed money:                                          |//////////////////////////|16.
    a. With original maturity of one year or less..................|RCFD 2332        1,427,021|16.a.
    b. With original maturity of more than one year................|RCFD 2333            1,834|16.b.
17. Mortgage indebtedness & obligations under capitalized leases...|RCFD 2910                0|17.
18. Bank's liability on acceptance executed and outstanding........|RCFD 2920               82|18.
19. Subordinated notes and debentures..............................|RCFD 3200          185,000|19.
20. Other liabilities (from Schedule RC-G).........................|RCFD 2930          395,459|20.
21. Total liabilities (sum of items 13 through 20).................|RCFD 2948       10,934,398|21.
                                                                   |//////////////////////////|
22. Limited-Life preferred stock and related surplus...............|RCFD 3282                0|22.
EQUITY CAPITAL                                                     |//////////////////////////|
23. Perpetual preferred stock and related surplus..................|RCFD 3838                0|23.
24. Common stock...................................................|RCFD 3230           16,190|24.
25. Surplus (exclude all surplus related to preferred stock).......|RCFD 3839          224,558|25.
26. a. Undivided profits and capital reserves......................|RCFD 3632          515,530|26.a.
    b. LESS: Net unrealized loss on marketable equity securities...|RCFD 0297            2,354|26.b.
27. Cumulative foreign currency translation adjustments............|RCFD 3284                0|27.
28. Total equity capital (sum of items 23 through 27)..............|RCFD 3210          758,632|28.
29. Total liabilities, limited-life preferred stock, and equity    |//////////////////////////|
    capital (sum of items 21, 22 and 28)...........................|RCFD 3300       11,693,030|29.
                                                                   ----------------------------

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best
    describes the most comprehensive level of auditing work performed for the                   Number
    bank by independent external auditors as of any date during 1994...............   RCFD 6724 N/A   M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank peformed by external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

----------------------
(1) Includes total demand deposits and noninterest-bearing time and saving deposits.

         I, Giro S. DeRosa, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct to the best of my knowledge and belief.



                                            /s/ Giro S. DeRosa


January 25, 1996


         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.


                           /s/ Thomas J. Skaler

                           /s/ B. S. Goldenberg

                           /s/ V. William Johnson